UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2007 (December 26, 2007)

ORION ETHANOL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-15579	87-0348444__
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

307 S. Main
Pratt, Kansas 67124
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (620) 672-2814

___________________________________________________________
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT
Effective December 26, 2007, Orion Ethanol, Inc. (the “Company”), engaged the accounting firm of Morison Cogen LLP (“Morison Cogen”) to take over the audit responsibilities from Hein & Associates, LLP (“Hein”), who declined to continue as auditors on the same date. The change of auditors was approved by the Company’s Board of Directors.

During the Company’s two most recent fiscal years and any subsequent interim period prior to the engagement of Morison Cogen, neither the Company nor anyone on its behalf, has consulted with Morison Cogen or any other auditor regarding any accounting or audit concerns, including, without limitation, those stated in Item 304(a)(2) of Regulation S-B.

Hein audited the Company’s financial statements for the fiscal year ended December 31, 2006 and Hein’s report is included in the Company’s registration statement on Form SB-2 filed on September 27, 2007. Hein’s report on the Company’s financial statements for the fiscal year ended December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

There have been no disagreements between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Hein’s satisfaction, would have caused Hein to make reference to the subject matter of the disagreement in connection with its report. No reportable events of the type described in Item 304(a)(1)(iv)(B) of Regulation S-B occurred during the two most recent fiscal years.

The Company has provided the information required to comply with Item 304(a)(3) of Regulation S-B to Hein and requested that Hein furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Hein’s letter dated December 31, 2007, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

16.1[1]	Letter, dated December 31, 2007, from Hein & Associates, LLP.

1 To be filed upon receipt, pursuant to Item 304(a)(3) of Regulation S-B.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Ethanol, Inc.

Dated: December 31, 2007	By:	/s/ Joshua N. Barker
Joshua N. Barker President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
16.1	Letter, dated December 31, 2007, from Hein & Associates, LLP